Exhibit (a)(1)(E)

THIS DOCUMENT AND THE US OFFER DOCUMENT ARE IMPORTANT AND REQUIRE YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT ABOUT THE ACTION YOU SHOULD TAKE, YOU SHOULD IMMEDIATELY SEEK YOUR OWN PERSONAL FINANCIAL ADVICE FROM YOUR STOCKBROKER, ATTORNEY, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL ADVISER.

CERTAIN TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN THE US OFFER DOCUMENT.

US FORM OF ACCEPTANCE

Offer to Purchase for Cash

All Ordinary Shares of Holders in the United States and

All American Depositary Shares, Each Representing Two Ordinary Shares, to Holders Wherever Located

of

Lufax Holding Ltd

for

US$1.127 per Ordinary Share, or

US$2.254 per ADS,

by

An Ke Technology Company Limited and

China Ping An Insurance Overseas (Holdings) Limited,

each a wholly-owned subsidiary of Ping An Insurance

(Group) Company of China, Ltd.

An Ke Technology Company Limited (Incorporated in Hong Kong with limited liability) China Ping An Insurance Overseas (Holdings) Limited (Incorporated in Hong Kong with limited liability)	Lufax Holding Ltd 陆 金 所 控 股 有 限 公 司 (Incorporated in the Cayman Islands with limited liability) (Stock Code: 6623) (NYSE Stock Ticker: LU)

THE US SHARE OFFER WILL REMAIN OPEN FOR ACCEPTANCE BY LUFAX SHAREHOLDERS RESIDENT IN THE UNITED STATES DURING THE OFFER PERIOD. THE OFFER PERIOD FOR ACCEPTANCES AND WITHDRAWALS WILL EXPIRE AT 4:00 A.M. NEW YORK TIME ON OCTOBER 28, 2024 (UNLESS EXTENDED TO A LATER EXPIRATION DATE AT THE CONCLUSION OF THE OFFER PERIOD). US SHAREHOLDERS WILL HAVE THE RIGHT TO WITHDRAW THEIR ACCEPTANCE OF THE US SHARE OFFER FROM THE DATE OF THIS LETTER UNTIL 4:00 AM NEW YORK TIME ON OCTOBER 28, 2024. PLEASE NOTE THAT THE TENDER AGENT’S BUSINESS HOURS ARE FROM 9:00 A.M. TO 5:00 P.M. NEW YORK TIME.

The Tender Agent is:

COMPUTERSHARE TRUST COMPANY, N.A.

By Mail:	By Hand or Overnight Delivery:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street Canton, MA 02021

Delivery of this US Form of Acceptance (as defined below) to an address other than as set forth above will not constitute a valid delivery. You must sign this US Form of Acceptance where indicated below and complete the substitute W-9 provided below.

THE INSTRUCTIONS CONTAINED WITHIN THIS US FORM OF ACCEPTANCE SHOULD BE READ CAREFULLY BEFORE THIS US FORM OF ACCEPTANCE IS COMPLETED.

DESCRIPTION OF LUFAX SHARES TENDERED
Name(s), Address(es) and Daytime Telephone Number of Registered Holder(s)	Number of Shares Tendered (Attach Additional List if Necessary)

PLEASE FILL IN BELOW THE REQUIRED INFORMATION REGARDING THE TENDERED LUFAX SHARES CERTIFICATES BEING DELIVERED TO COMPUTERSHARE TRUST COMPANY, N.A. TO TRANSFER MY/OUR LUFAX SHARE(S) TENDERED FOR ACCEPTANCE UNDER THE US SHARE OFFER TO THE JOINT OFFERORS OR SUCH PERSON OR PERSONS AS IT MAY DIRECT FREE FROM ALL ENCUMBRANCES AND TOGETHER WITH ALL RIGHTS AND BENEFITS ATTACHED THERETO AS OF THE DATE OF THE US OFFER DOCUMENT.

Name of Tendering Institution

CCASS Participant Number

Transaction Code No.

You have received this form of acceptance (“US Form of Acceptance”) with the offer document (the “US Offer Document”) in connection with the offer (the “US Share Offer”) by An Ke Technology Company Limited (安科技術有限公司), a limited liability company incorporated in Hong Kong, and China Ping An Insurance Overseas (Holdings) Limited (中國平安保險海外（控股）有限公司), a company with limited liability incorporated in Hong Kong (the “Joint Offerors”), to purchase, upon the terms and subject to the conditions set out in the US Offer Document and this Form of Acceptance, all of the issued and to be issued ordinary shares with a par value US$0.00001 per share each (“Lufax Shares”), of Lufax Holding Ltd (陆金所控股有限公司), a company with limited liability incorporated in the Cayman Islands and listed on the New York Stock Exchange (NYSE ticker: LU) and The Stock Exchange of Hong Kong Limited (stock code: 6623) (“Lufax”), held by US residents (“US Shareholders”) and all of the issued American Depositary Shares (“ADSs”), each representing two Lufax Shares, wherever located. The US Share Offer will remain open for acceptance by US Shareholders until 4:00 a.m. on October 28, 2024, New York time (the “Expiration Date”), unless extended to a later Expiration Date at the conclusion of the Offer Period. US Shareholders have the right to withdraw their acceptance of the US Share Offer from the date of this letter until 4:00 a.m. on October 28, 2024, New York time. Please note, however, that the Tender Agent’s business hours are from 9:00 a.m. to 5:00 p.m. New York time.

The share offer price for the Lufax Shares is US$1.127 per Lufax Share to US Shareholders (net of any applicable fees, expenses and taxes) (the “Share Offer Price”). US Shareholders who accept the US Share Offer will receive the Share Offer Price per duly accepted Lufax Share within an expected 2 business days after the Expiration Date. Seller’s ad valorem stamp duty for Lufax Shares registered on the Hong Kong register arising in connection with acceptance of the US Share Offer will be payable by each US Shareholder at the rate of 0.1% of the higher of (i) the market value of the Lufax Shares; or (ii) the consideration payable by the Joint Offerors in respect of the relevant acceptances of the Lufax Shares, and will be deducted from the cash amount due to such person under the US Share Offer. The Joint Offerors will pay the buyer’s ad valorem stamp duty on their own behalf and the seller’s ad valorem stamp duty on behalf of the accepting US Shareholders in respect of Lufax Shares accepted under the US Share Offer. Certain terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the US Offer Document.

The Joint Offerors are also making separate, concurrent offers for Lufax Shares held by non-US Shareholders and US Shareholders who choose to accept such concurrent offer (the “Non-US Share Offer”), Lufax Options (the “Option Offer”) and appropriate arrangement for all of Unvested Lufax PSUs (the “PSU Arrangement”). This US Form of Acceptance relates only to the US Share Offer and should be read in conjunction with the US Offer Document.

Holders of ADSs, wherever located (“ADS Holders”), may only tender into the US Share Offer, unless such ADS Holder chooses to accept the Non-US Share Offer by cancelling its ADSs and withdrawing the underlying Lufax Shares from the ADS program and becoming a Lufax Shareholder. US Shareholders can choose to accept either the US Share Offer or the Non-US Share Offer. US Shareholders who choose to participate in the Non-US Share Offer will be treated as non-US Shareholders (as defined below) and will not be able to withdraw acceptance from the Non-US Share Offer unless such right is provided under Rule 19.2 of the Takeovers Code.

This US Form of Acceptance may only be completed by US Shareholders. Acceptance of the US Share Offer in respect of Lufax Shares represented by ADSs cannot be made by means of this US Form of Acceptance. If you hold ADSs, please see Instruction 9 of this US Form of Acceptance. Lufax Shareholders who are not resident in the United States (“non-US Shareholders”) may only tender into the Non-US Share Offer. If you are a non-US Shareholder, a Lufax Optionholder, a Lufax PSU Holder or a US Shareholder who would like to tender Lufax Shares into the Non-US Share Offer, please contact Lufax’s branch share registrar Tricor Investor Services Limited, the branch share registrar and transfer office of Lufax in Hong Kong (the “Lufax Registrar”), located at 17/F, Far East Finance Centre, 16 Harcourt Road, Hong Kong to obtain a copy of the composite offer and response document jointly issued by the Joint Offerors and Lufax on September 27, 2024 in connection with the Non-US Share Offer, Option Offer and PSU Arrangement (the “Composite Document”) and accompanying forms of acceptance for the Non-US Share Offer, Option Offer and the PSU Arrangement.

Delivery of this US Form of Acceptance and any other required documents to the Tender Agent, will (without any further action by the Tender Agent) constitute acceptance, subject to the withdrawal rights described in Appendix I of the US Offer Document, by such holders with respect to such Lufax Shares, upon the terms and subject to the conditions of the US Share Offer (including, if the US Share Offer is extended or amended, the terms and conditions of any such extension or amendment).

US Shares tendered in the US Share Offer and accepted for payment will receive the consideration for such securities in cash, by check from the Tender Agent, net of any applicable fees, expenses and taxes. Payment will be made within an expected 2 business days after the Expiration Date of the US Share Offer.

To validly tender your Lufax Shares, you will need to (a) deliver this US Form of Acceptance, properly completed and duly executed, to the Tender Agent at one of the addresses set forth on the first and last pages of this US Form of Acceptance before the expiration of the Offer Period of the US Share Offer and (b) promptly instruct your custodian to tender your Lufax Shares in the US Share Offer before the expiration of the Offer Period of the US Share Offer by delivering your Lufax Share certificates to the Tender Agent. Delivery of this US Form of Acceptance to the Tender Agent’s custodian bank, Bank of America, does not constitute delivery to the Tender Agent.

Upon the delivery by the tendering US Shareholder of this US Form of Acceptance to the Tender Agent and the tendered Lufax Shares in accordance with the previous paragraph, such US Shareholder will be deemed, without any further action by the Tender Agent, to have accepted the terms of the US Share Offer with respect to such tendered Lufax Shares, subject to the terms and conditions as described in the US Offer Document and this US Form of Acceptance.

Your bank, broker or financial advisor can assist you in completing this US Form of Acceptance. The instructions included with this US Form of Acceptance must be followed. Requests for additional copies of the US Offer Document and this US Form of Acceptance may be directed to the Tender Agent at the address and telephone numbers indicated below.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS

US FORM OF ACCEPTANCE CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby instructs the Tender Agent to accept the US Share Offer on behalf of the undersigned with respect to the above-described Lufax Shares, upon the terms and subject to the conditions of the US Share Offer (including, if the US Share Offer is extended or amended, the terms and conditions of any such extension or amendment).

The undersigned hereby acknowledges that delivery of this US Form of Acceptance and any other required documents to the Tender Agent in connection herewith will (without any further action by the Tender Agent) constitute acceptance, subject to the rights of withdrawal set out in Appendix I of the US Offer Document, of the US Share Offer by the undersigned with respect to such Lufax Shares, upon the terms subject to the conditions of the US Share Offer (including, if the US Share Offer is extended or amended, the terms and conditions of any such extension or amendment).

Upon the terms and subject to the conditions of the US Share Offer (including, if the US Share Offer is extended or amended, the terms and conditions of any such extension or amendment), and effective upon the expiration of the Offer Period of the US Share Offer, and if the undersigned has not validly withdrawn his or her acceptance, the undersigned hereby:

(a) sells, assigns and transfers all right, title and interest in and to the above-described Lufax Shares and, to the extent paid after the date of acceptance for payment of Lufax Shares tendered under the US Share Offer, any and all cash dividends, distributions, rights, other Lufax Shares or other securities issued or issuable in respect of such Lufax Shares (collectively, “Distributions”); and

(b) appoints the Tender Agent the true and lawful agent and attorney-in-fact of the undersigned, with full knowledge that the Tender Agent is also acting as the agent of the Joint Offerors in connection with the US Share Offer, with respect to such Lufax Shares and Distributions, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) (i) to transfer Lufax Shares and any Distributions to the account of Bank of America, on behalf of the Tender Agent, together, in any such case, with all accompanying evidence of transfer and authenticity to the Tender Agent or upon the order of the Tender Agent, in each case, acting upon the instruction of the Joint Offerors, (ii) to instruct the Lufax Registrar to transfer ownership of such Lufax Shares on the account books maintained with respect to the Lufax Shares, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Joint Offerors, and (iii) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Lufax Shares (and all such other Lufax Shares or securities) and any Distributions, all in accordance with the terms and conditions of the US Share Offer.

The undersigned agrees that the Joint Offerors may instruct the Tender Agent to take the actions specified in clause (b)(i) or (b)(ii) above prior to the time the Joint Offerors becomes obligated to pay the Share Offer Price for the Lufax Shares in the US Share Offer. The Joint Offerors shall not have the rights specified in clause (b)(iii) above until it becomes obligated to pay the Share Offer Price for the Lufax Shares tendered in the US Share Offer. At such time, the undersigned shall have no further rights with respect to the tendered Lufax Shares, except that the undersigned shall have a right to receive from the Joint Offerors the Share Offer Price in accordance with the US Share Offer.

The undersigned hereby irrevocably appoints each designee of the Joint Offerors the attorney-in-fact and proxy of the undersigned, each with full power of substitution, to vote at any meeting of Lufax’s security holders or any adjournment or postponement thereof or otherwise in such manner as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, and to otherwise act as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, all of the Lufax Shares (and any Distributions) tendered hereby and accepted for payment by the Joint Offerors. This appointment will be effective if and when, and only to the extent that, the Joint Offerors accepts such Lufax Shares for payment pursuant to the US Share Offer following the closing of the US Share Offer. This power of attorney and this proxy are irrevocable and are granted in consideration of the acceptance for payment of such Lufax Shares upon the terms and subject to the conditions of the US Share Offer (including, if the US Share Offer is extended or amended, the terms and conditions of any such extension or amendment). Such acceptance for payment shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to such Lufax Shares (and any Distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective).

The undersigned hereby represents and warrants that the undersigned is a US resident and has full power and authority to tender, sell, assign and transfer the beneficial ownership of the Lufax Shares tendered hereby (and any Distributions) and that, when the same are accepted for payment by the Joint Offerors, the Joint Offerors will acquire good, marketable and unencumbered title thereto (and to any Distributions), free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims.

The undersigned shall, upon request, execute and deliver any additional documents deemed by the Tender Agent or the Joint Offerors to be necessary or desirable to complete the sale, assignment and transfer of the Lufax Shares (and any Distributions) tendered hereby.

The undersigned agrees to ratify each and every act or thing which may be done by any officer, or other person nominated by the Joint Offerors or their respective agents, as the case may be, in the exercise of his or her powers and/or authorities hereunder.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

The undersigned understands that acceptance of the US Share Offer by the undersigned pursuant to the procedures described herein and in the instructions hereto will, upon acceptance by the Joint Offerors, constitute a binding agreement between the undersigned and the Joint Offerors upon the terms and subject to the conditions of the US Share Offer (including, if the US Share Offer is extended or amended, the terms and conditions of any such extension or amendment). Without limiting the foregoing, if the consideration paid in the US Share Offer is amended, the consideration paid to the undersigned will be the amended consideration notwithstanding the fact that a different consideration is stated in this US Form of Acceptance. Under no circumstances will interest be paid by the Joint Offerors on the purchase price of the Lufax securities regardless of any extension of the US Share Offer or any delay in making such payment.

The undersigned hereby instructs the Tender Agent to issue and mail a check for the consideration in the name(s) of the undersigned for the Lufax Shares tendered and accepted for payment.

Upon the terms and subject to the conditions of the US Share Offer (including, if the US Share Offer is extended or amended, the terms and conditions of any such extension or amendment), this US Form of Acceptance shall not be considered complete and valid, and payment of the consideration under the US Share Offer shall not be made, until confirmation of required documents have been received by the Tender Agent at one of its addresses set forth on the first and last pages of this US Form of Acceptance.

IMPORTANT

SIGN HERE

(Please Complete Substitute Form W-9 Included Herein)

☒

☒
Signature(s) of US Shareholders

Dated

Name(s)

Capacity (Full Title)

(See Instruction 4)

Address

(Include ZIP Code)

Area Code and Telephone Number

Taxpayer Identification or
Social Security Number

(See Substitute Form W-9)

(Must be signed by registered holder(s) exactly as name(s) appear(s) on the Lufax Share certificate(s) being tendered or on a security position listing or by person(s) authorized to become registered holder(s) by certificates, endorsements, stock powers and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

MEDALLION GUARANTEE OF SIGNATURE(S)

(If required—See Instructions 1)

FOR USE BY FINANCIAL INSTITUTIONS ONLY.

PLACE MEDALLION GUARANTEE IN SPACE BELOW.

Authorized Signature(s)

Name

Name of Firm

Address

(Include ZIP Code)

Area Code and Telephone Number

Dated

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Guarantee of Signatures. No signature guarantee is required on this US Form of Acceptance if such Lufax Shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Guarantee Program or the Stock Exchange Medallion Program (each, an “Eligible Institution”). In all other cases, all signatures on this US Form of Acceptance must be Medallion guaranteed by an Eligible Institution.

2. Requirements of Tender. US Shareholders wishing to tender their Lufax Shares in the US Share Offer pursuant to a timely confirmation must (a) deliver to the Tender Agent at one of its addresses set forth herein, this US Form of Acceptance properly completed and duly executed with any required Medallion signature guarantees and any other documents required by this US Form of Acceptance and (b) instruct the financial institution through which such US Shareholders hold their Lufax Shares to deliver certificates evidencing such Lufax Shares to the Tender Agent, in each case prior to the expiration of the Offer Period.

A valid tender will be deemed to have been received only when the Tender Agent receives both a duly completed and signed US Form of Acceptance and confirmation of required documents have been received by the Tender Agent at one of its addresses set forth on the first and last pages of this US Form of Acceptance.

The method of delivery of this US Form of Acceptance and all other required documents, is at the option and the risk of the tendering shareholder and delivery will be deemed made only when actually received by the Tender Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted, and no fractional Lufax Shares will be purchased. All tendering US Shareholders, by execution of this US Form of Acceptance, waive any right to receive any notice of the acceptance of the Lufax Shares for payment.

3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Lufax Shares and any other required information should be listed on a separate signed schedule attached hereto.

4. Signatures on US Form of Acceptance, Stock Powers and Endorsements. The signatures on this US Form of Acceptance must correspond with the name(s) as written on the security position listing of Lufax without alteration, enlargement or any change whatsoever.

If any of the Lufax Shares tendered hereby are held of record by two or more joint owners, all such owners must sign this US Form of Acceptance.

If any of the tendered Lufax Shares are registered in different names, it will be necessary to complete, sign and submit as many separate US Form of Acceptance as there are different registrations.

If this US Form of Acceptance or any certificates or stock powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Joint Offerors of the authority of such person so to act must be submitted.

5. Taxpayer Identification Number and Backup Withholding. United States federal income tax law generally requires that a holder of Lufax Shares whose tendered Lufax Shares are accepted for purchase must provide the Tender Agent (as payor) with such holder’s correct Taxpayer Identification Number (“TIN”), or otherwise establish an exemption. If the Tender Agent is not provided with the correct TIN or an adequate basis for an exemption, such holder may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”) and backup withholding in an amount equal to 28% of the amount of the gross proceeds received pursuant to the US Share Offer. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

To prevent backup withholding, each tendering holder of Lufax Shares that is a US person must provide such holder’s correct TIN by completing the Substitute Form W-9 set forth herein, certifying that the TIN provided is correct (or that such holder is awaiting a TIN) and that (a) the holder is exempt from backup withholding, (b) the holder has not been notified by the IRS that such holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the holder that such holder is no longer subject to backup withholding. Such holder must also certify that such holder is a “US person” as defined under the Internal Revenue Code and applicable Treasury regulations.

If a holder of Lufax Shares that is a US person does not have a TIN, such holder should check the box in Part 3 of the Substitute Form W-9, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If the holder does not provide such holder’s TIN to the Tender Agent before payment is made, the Tender Agent will apply backup withholding in an amount equal to 28% of the amount of the gross proceeds received by such holder pursuant to the US Share Offer.

6. Substitute Form W-9. Under US federal income tax law, a non-exempt shareholder that is a US citizen or resident alien is required to provide the Tender Agent with such shareholder’s correct TIN on the Substitute Form W-9 included herewith. If the Lufax Share certificates are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering shareholder to a $50 penalty and to backup withholding (at the appropriate rate, currently 28%) on the payment of any cash.

The tendering US Shareholder must check the box in Part 3 if a TIN has not been issued and the US Shareholder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the Tender Agent is not provided with a TIN before payment is made, the Tender Agent will backup withhold (at the appropriate rate, currently 28%) on all payments to such surrendering shareholders of any cash consideration due for their former shares. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details on what TIN to give the Tender Agent.

Certain shareholders (including, for example, corporations and certain foreign individuals) are exempt from backup withholding requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement on IRS Form W-8BEN, signed under penalties of perjury, attesting to such individual’s exempt status. Failure to provide a Form W-8BEN when requested may lead to withholding at a [30%] rate (foreign-person withholding). Holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.

If backup withholding applies, the Tender Agent is required to withhold up to 28% of any payments to be made to the holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service. The Tender Agent cannot refund amounts withheld by reason of backup withholding.

7. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the US Offer Document, this US Form of Acceptance and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be directed to the Information Agent at the phone number set forth below, or from brokers, dealers, commercial banks or trust companies.

8. Waiver of Conditions. Subject to the rules and regulations of the Securities and Exchange Commission and applicable Hong Kong law, the Joint Offerors reserve the right, in their sole discretion, to waive, at any time or from time to time, any of the specified conditions of the US Share Offer specified in the US Offer Document, in whole or in part.

9. Holders of ADSs and non-US Shareholders. Record holders of ADSs have been sent a ADS letter of transmittal (“Letter of Transmittal”) with the US Offer Document and may not accept the US Share Offer in respect of such ADSs pursuant to this US Form of Acceptance. If any record holder of ADSs needs to obtain a copy of the form of Letter of Transmittal, such holder should contact the Information Agent at (866) 679-2303. Non-US Shareholders may only tender into the Non-US Share Offer. If you are a US Shareholder, a non-US Shareholder, Lufax Optionholder or Lufax PSU Holders and would like to tender your Lufax Shares into the Non-US Share Offer, Lufax Options or Lufax PSUs, please contact Lufax’s branch share registrar in Hong Kong, Tricor Investor Services Limited, the branch share registrar and transfer office of Lufax in Hong Kong, located at 17/F, Far East Finance Centre, 16 Harcourt Road, Hong Kong to obtain a copy of the Composite Document and accompanying Forms of Acceptance.

If you hold ADSs through a broker, dealer, commercial bank, trust company or other securities intermediary, you must contact your broker, dealer, commercial bank, trust company or other securities intermediary and have such securities intermediary tender your ADSs on your behalf through The Depository Trust Company (“DTC”). In order for a book-entry transfer to constitute a valid tender of your ADSs in the US Share Offer, the ADSs must be tendered by your broker, dealer, commercial bank, trust company or other securities intermediary before the expiration of the Offer Period of the US Share Offer. Further, before the expiration of the Offer Period of the US Share Offer, the Tender Agent must receive (a) a confirmation of such tender of the ADSs and (b) a message transmitted by DTC which forms part of a book-entry confirmation and states that DTC has received an express acknowledgment from the participant tendering the ADSs that are the subject of such book-entry confirmation stating that such participant has received, and agrees to be bound by, the terms of the US Share Offer and the Letter of Transmittal, and that the Joint Offerors may enforce such agreement against such participant. DTC, participants in DTC and other securities intermediaries are likely to establish cut-off times and dates that are earlier than the expiration of the Offer Period of the US Share Offer for receipt of instructions to tender ADSs in the US Share Offer. Note that if your ADSs are held through a broker, dealer, commercial bank, trust company or other securities intermediary and your securities intermediary tenders your ADSs as instructed by you, your securities intermediary may charge you a transaction or service fee. You should consult your securities intermediary to determine the cut-off time and date applicable to you, and whether you will be charged any transaction or service fee.

If you are a DTC participant and hold ADSs in a DTC account as a DTC participant, you must tender your ADSs through DTC’s Automated Tender Offer Program and follow the procedure for book-entry transfer by causing DTC to transfer the ADSs in your participant’s account to the Tender Agent. An Agent’s Message must be transmitted by DTC and received by the Tender Agent prior to the Expiration Date on the Expiration Date to validly tender ADSs pursuant to the US Share Offer.

IMPORTANT:

THIS US FORM OF ACCEPTANCE TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE TENDER AGENT BY 4:00 AM NEW YORK TIME ON OCTOBER 28, 2024 OR ANY SUBSEQUENT OFFER PERIOD, AS APPLICABLE, AND THE LUFAX SHARE CERTIFICATES MUST BE DELIVERED TO THE TENDER AGENT BY 4:00 AM NEW YORK TIME ON OCTOBER 28, 2024. PLEASE NOTE THAT THE TENDER AGENT’S BUSINESS HOURS ARE FROM 9:00 A.M. TO 5:00 P.M. NEW YORK TIME.

PAYER’S NAME: COMPUTERSHARE, AS TENDER AGENT
SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)	PART 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number or Employer Identification Number (Taxpayer Identification Number)

Part 2—Certifications. Under penalties of perjury, I certify that:

(1)   the number shown on this form is my correct Taxpayer Identification Number (TIN) (or I am waiting for a number to be issued to me) and

(2)   I am not subject to backup withholding because: (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).

	Certification instructions. You must cross out Item (2) above if you have been notified by the IRS that you are temporarily subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such Item (2).	Part 3 Awaiting TIN
Part 4 Exempt

Name

Address

(Including Zip Code)

Signature:	Date: ,
2024

NOTE:

FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28 PERCENT OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE US SHARE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9:

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate IRS Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding that I have checked the box in Part 3 (and have completed this Certificate of Awaiting TIN), all reportable payments made to me prior to the time I provide the Tender Agent with a properly certified taxpayer identification number will be subject to a 28 percent backup withholding tax.

Signature:	Date: ,

Requests for additional copies of the US Offer Document or this US Form of Acceptance may be directed to the Tender Agent. US Shareholders may also contact their custodian institutions, brokers, dealers, commercial banks or other nominees for assistance concerning the US Share Offer.

The Tender Agent for the US Share Offer is:

Computershare Trust Company, N.A.

By Mail:	By Hand or Overnight Delivery:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street Canton, MA 02021

For assistance or questions about the US Share Offer, please contact the Information Agent (Georgeson LLC) at (866) 679-2303.